                                                                   Exhibit 10.55


                              101 HUNTINGTON AVENUE
                                PRUDENTIAL CENTER
                           BOSTON, MASSACHUSETTS 02199

                                LEASE COVER SHEET


Lease Date:   June 16, 1997

Tenant:       Creative BioMolecules, Inc.

Floor:        24th Floor

Notice Address:              Creative BioMolecules, Inc.
                             101 HUNTINGTON AVENUE
                             Boston, MA 02199

1. Premises Net Rentable Area: 8,665 Rentable Square Feet - (RSF) Building Net Rentable Area: 523,807 Square Feet

2.       Term Commencement Date:   August 1, 1997

3.       Rent Commencement Date:   The later of August 1, 1997 or the date the
                                   Work (2.1) is Substantially Complete

4.       Term:                     Five years commencing on the Rent
                                   Commencement Date, subject to Tenant's right to extend term for additional period of five years - Section 12.14

5.       Fixed Rents:

         Years 1 - 5 - at rate of $34.00 per RSF -

              Annual Amount               $294,6l0.00
              Monthly Payment Amount      $ 24,550.83

6.       A. Base Operating Expense: 1997 Actuals $7.75 RSF Budgeted
         B. Real Estate Tax: Base calendar 1997 - $4.25 RSF Budgeted

                   Tenant Share:      1.65%

7.       Use of Premises:           General Offices




LANDLORD:                                  TENANT:
THE PRUDENTIAL INSURANCE                   CREATIVE BIOMOLECULES, INC.
COMPANY OF AMERICA



By:/s/ DAVID RASZMANN                      By:/s/ WAYNE E. MAYHEW III
   -----------------------------              -----------------------------
       Vice President                             Vice President

                                      LEASE
                                PRUDENTIAL CENTER
                              BOSTON, MASSACHUSETTS

                                TABLE OF CONTENTS


ARTICLE

1.  Description of Premises and Term of Lease

      Section        1.1   Demise
                     1.2   Easement for Utility Lines, etc.
                     1.3   Areas Outside Premises
                     1.4   Term
                     1.5   Commencement Date

2.  Finishing the Premises

      Section        2.1   Work

3.  Payment of Rent and Tenant's Share of Increased Operating Expenses

      Section        3.1   Rent
                     3.2   Increased Operating Expenses
                     3.3   Utility Charges
                     3.4   Real Estate Taxes

4.  Covenants of Landlord

      Section        4.1   Repairs by Landlord
                           Default by Landlord
                     4.2   Services by Landlord

5.  Additional Covenants by Tenant

      Section        5.1   Use of Premises
                     5.2   Tenant's Covenants
                     5.3   Assignment, Subletting
                     5.4   Excess Payments
                     5.5   Repairs by Tenant
                     5.6   Permits and Workmanship
                     5.7   Liens


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
                     5.8   Control of Premises
                     5.9   Reserved
                     5.10  Reserved
                     5.11  Tenant's Statement
                     5.12  Surrender of Premises-Removal of Trade Fixtures
                     5.13  Personal Property Tax
                     5.14  Landlord's Right to Perform Tenant's Obligations

6.  Damage or Destruction by Fire or Casualty

      Section        6.1   Total or Partial Destruction by Fire or Otherwise
                     6.2   Damage Within Last Two (2) Years
                     6.3   Apportionment

7.  Eminent Domain

      Section        7.1   Entire or Partial Taking
                     7.2   Condemnation Award
                     7.3   Rent Abatement
                     7.4   Apportionment
                     7.5   Eminent Domain Defined

8.  Default

      Section        8.1   Default by Tenant
                     8.2   Landlord's Remedies

9.  Quiet Enjoyment

10.   Landlord's Reservation of Rights

      Section        10.1  Rights Reserved to Landlord
                     10.2  Access to Premises by Landlord
                     10.3  Landlord's Safety Measures
                     10.4  Hazardous Substances
                     10.5  Interruption of Service

11. Insurance Covenants, Tenant

      Section        11.1
                     11.2
                     11.3
                     11.4
                     11.5

                     11.6
                     11.7

12.   Miscellaneous Provisions

      Section        12.1  Waiver of Subrogation
                     12.2  Subordination
                     12.3  Landlord's Remedies Cumulative
                     12.4  Partial Invalidity
                     12.5  Successors and Assigns
                     12.6  Article Headings and Marginal Notes
                     12.7  Notices
                     12.8  Written Approvals
                     12.9  Broker's Commission
                     12.10 Entire Agreement
                     12.11 Submission of Lease-No Option
                     12.12 Massachusetts Law Governs
                     12.13 Tenant's Parking Rights
                     12.14 Tenant Extension Rights
                     12.15 Exhibits

                                      LEASE
                                PRUDENTIAL CENTER
                              BOSTON, MASSACHUSETTS

          THIS LEASE made this 16th day of June, 1997, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having its principal office at Prudential Plaza, Newark, New Jersey (hereinafter called "LANDLORD"), and Creative BioMolecules, Inc., a Delaware corporation with an office on the 24th Floor 101 Huntington Avenue, Boston, Massachusetts, (hereinafter called "TENANT").


W I T N E S S E T H :

          In consideration of the mutual covenants herein expressed, LANDLORD and TENANT hereby covenant and agree as follows:

                                    ARTICLE I
                    DESCRIPTION OF PREMISES AND TERM OF LEASE

1.1       DEMISE

          LANDLORD hereby leases to TENANT and TENANT hereby leases from LANDLORD the Premises (hereinafter called "the Premises") shaded on Exhibit A attached hereto and made part hereof located on the 24th floor, 101 Huntington Avenue, consisting of approximately 8,665 rentable square feet (RSF) in that part of Prudential Center in Boston, Massachusetts which is shown on Exhibit A-1 attached hereto and made part hereof (whereupon the Premises are shaded), excepting and reserving from the Premises the roof and the exterior walls of the Building in which the Premises are located, and subject to all rights hereinafter reserved to LANDLORD and to all rights reserved to LANDLORD by operation of law. Said Building (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of LANDLORD hereinafter reserved) is hereinafter called "the Building." The Premises are a portion of those described in Certificate of Title 64667 issued to LANDLORD from the Suffolk Registry District of the Land Court. For all purposes of this Lease, the term "Prudential Center" shall refer only to such part of Prudential Center as is shown on said Exhibit A-1.

1.2       EASEMENT FOR UTILITY LINES, ETC.

          LANDLORD reserves the right to place (or permit any other TENANT so to place) in, over, below and upon the Premises (reasonable notice shall be given TENANT and the work shall be performed in such a manner as to keep to a minimum interference with TENANT'S use of the Premises and without affecting TENANT'S business) utility lines, conduits, pipes, tunneling and the like to serve the Premises and other premises and to use, replace, maintain and repair (or permit any other TENANT so to do) such utility lines, conduits, pipes, tunneling and the like in, over, below and upon the Premises as may have been installed in the Building or Prudential Center.

1.3       AREAS OUTSIDE PREMISES

          LANDLORD reserves and excepts all rights of ownership and use in all respects outside the Premises, including without limitation, the Building and all other structures and improvements and plazas and common areas in Prudential Center, except that at all times during the term of this Lease, TENANT shall have a reasonable means of access from a public street to the Premises and the reasonable right to use said areas outside the Premises in common with other tenants. Without limitation of the foregoing reservation of rights by LANDLORD, it is understood that in its sole discretion LANDLORD shall have the right to change and rearrange the plazas and other common areas, to change, relocate and eliminate facilities therein, to erect new buildings thereon, to permit the use of or lease all or part thereof for exhibition and displays and to sell, lease or dedicate all or part thereof to public use; and further that LANDLORD shall have the right to make changes in, additions to and eliminations from the Building and other structures and improvements in Prudential Center, the Premises excepted; provided however that such changes, additions or eliminations do not materially affect TENANT'S Share, and TENANT, its employees, agents, clients, customers, and invitees shall at all times have reasonable access to the Building and Premises. LANDLORD is not under any obligation to permit individuals without proper building identification to enter the Building after 6:00 p.m.

1.4       TERM

          TO HAVE AND HOLD the Premises for the term of five (5) years beginning on the Commencement Date as hereinafter defined, (the "Term"), subject to TENANT'S right to extend the Term as provided in Section 12.14.

          In the event that TENANT should hold over after the expiration or sooner termination of the Term, TENANT shall be a lessee at sufferance subject to all of the terms and provisions of this Lease in effect immediately prior to such holdover, except that TENANT shall pay on account of the Rent an amount equal to 1.5 times the Rent most recently in effect.

1.5       COMMENCEMENT DATE

          The Commencement Date shall be the later of August 1, 1997 or the date the Premises are Substantially Complete as provided in Article 2 hereof and the issuance of a certificate of occupancy. LANDLORD and TENANT agree to execute a document setting forth the Commencement Date after the Commencement Date has been determined.


                                    ARTICLE 2
                             FINISHING THE PREMISES

2.        WORK

          LANDLORD shall deliver the Premises in their "as is" shell condition as described in Exhibit B attached and made a part hereof.

          In connection with the preparation of the Premises (the Work) for TENANT'S use and occupancy, LANDLORD and TENANT will select three (3) contractors, acceptable to LANDLORD to bid on the Work. LANDLORD shall select a contractor (LANDLORD'S Contractor), subject to TENANT'S reasonable approval, whose labor will work in harmony with other labor working at Prudential Center. The Work will be performed in accordance with mutually acceptable plans and specifications (the Plans) drawn by LANDLORD'S architect. LANDLORD'S Contractor shall perform the Work in a good and workmanlike manner in accordance with all applicable codes. The Work shall be Substantially Complete when (1) the Work is Substantially Complete to TENANT'S satisfacation, and (2) permission has been obtained from the City of Boston Building Department to occupy the Premises, and (3) only minor items of finish or adjustment (Punch List Items) remain to be finished. LANDLORD shall complete or cause to be completed all Punch List Items within thirty (30) days of Substantial Completion.

          LANDLORD shall provide TENANT a tenant improvement allowance equal to $40.00 per RSF (Tenant Allowance) which shall be used to pay for the costs of the Tenant Improvements to the Premises performed by LANDLORD'S Contractor. If the cost of preparation of the Premises exceed the Tenant Allowance, TENANT agrees to reimburse LANDLORD for 90% of the amount of such excess within thirty (30) days of receipt of LANDLORD'S invoice in reasonable detail and the balance within 10 days of certificate of occupancy. LANDLORD shall provide architectural and engineering services utilizing McMahon Architects Inc. and Erdman Anthony Engineering for preparation of plans and specifications for the Tenant Improvements, whose fees shall be paid from the Tenant Allowance. LANDLORD'S Contract
          Manager, Premisys Real Estate Services, Inc. (Premisys), will be compensated by TENANT for supervision of TENANT'S Work from Tenant's Allowance in an amount equal to 3% of the cost of the Work.

          In the event the total cost of the Work including architectural and engineering services and Premisys' supervision fee is less than $40.00 per RSF, TENANT shall receive an annual rent credit equal to $ .25 per RSF for each dollar per RSF savings of Tenant Allowance. For example, if the total amount of Tenant Allowance spent is $38.00 per RSF, the rent credit would be $ .50 per RSF and the rent would be $33.50 per RSF.


                                    ARTICLE 3
                                 PAYMENT OF RENT
                                       AND
                 TENANT'S SHARE OF INCREASED OPERATING EXPENSES

3.1       RENT

          LANDLORD reserves and TENANT covenants and agrees, commencing on the commencement date, to pay to LANDLORD without notice or demand, and without setoff, defense, counterclaim, reduction or abatement except as provided herein, at the office of LANDLORD at Prudential Center or elsewhere as designated from time to time by written notice to TENANT and in the manner herein prescribed for payment thereof, rent for the Premises as follows:

          Commencing on the Commencement Date (the Rent Commencement Date), a fixed guaranteed annual rent, hereinafter called "Rent" payable in equal monthly installments in advance on the first day of each month throughout the term of this Lease, in the amounts set forth in the Lease Cover Sheet attached hereto and made a part hereof subject to any rent credit TENANT may be entitled to pursuant to Article 2. Simultaneously with the execution and delivery of this Lease, TENANT shall pay Rent due for the first month of the Term.

          Rent for any partial months at the beginning and end of the Term shall be a pro rata portion (based on the number of days in the particular month) of the monthly installment of Rent for the respective Lease year.

          TENANT also agrees to pay to LANDLORD, on demand, interest on all overdue installments of Rent commencing five (5) days from the due date thereof until payment thereof in full at a rate equal to twelve (12%) percent per year.

3.2       INCREASED OPERATING EXPENSES

          Commencing on January 1, 1998, TENANT also agrees to reimburse LANDLORD for TENANT'S Share of Increased Operating Expense in excess of Base Operating Expenses in accordance with Exhibit F attached hereto and made a part hereof.

          TENANT also agrees to pay LANDLORD, on demand, interest on all overdue installments of TENANT'S Share of increased operating expenses from the due date of written notice of overdue payment thereof until payment thereof in full at a rate equal to twelve (12%) percent.

3.3       UTILITY CHARGES

          TENANT shall pay directly to Boston Edison the costs of electrical service consumed in the Premises as measured by a separate meter.

          LANDLORD'S charges for chilled water used in supplemental HVAC units, if any, serving the Premises exclusively as measured by a meter installed by LANDLORD shall be billed to and paid for monthly by TENANT. LANDLORD'S charges for chilled water shall be commercially reasonable and shall not exceed the rates charged to other tenants of the Building.

3.4       REAL ESTATE TAXES

          Commencing on January 1, 1998, TENANT covenants and agrees to pay as Additional Rent each year of the term the amount equal on a per square foot basis of the increase in real estate taxes over the amount paid by LANDLORD in calendar 1997 as real estate taxes. TENANT shall make payments in its share of increased real estate taxes monthly with the payment of Rent and Additional Rent based upon LANDLORD'S good faith estimate of TENANT'S Share of increased Real Estate Taxes. TENANT'S monthly payment shall equal 1/12 TENANT'S estimated annual liability for increased taxes which LANDLORD shall adjust periodically to reflect tax bills received from the City of Boston. Each year at the time LANDLORD provides TENANT with a statement of operating costs as provided in Exhibit F, LANDLORD shall also provide TENANT with a statement of tax payments. LANDLORD shall refund to TENANT any overpayments at any time and TENANT shall promptly (within 30 days), pay any underpayment. LANDLORD shall deliver to TENANT upon request copies due TENANT of relevant tax bills with allocation detail.

          It is the intent of the LANDLORD and TENANT that, in the event the scheme of taxation is altered in any way, TENANT shall pay, and hereby covenants and agrees to pay, its proportionate Tenant's Share of such charges so that there will be no increased cost to LANDLORD.


                                    ARTICLE 4
                              COVENANTS OF LANDLORD

4.1       REPAIRS BY LANDLORD

          Subject to the provisions of Articles 6 and 7 and except for any loss, destruction or damage caused by omission, negligence or fault of TENANT, LANDLORD covenants and agrees at LANDLORD'S cost and expense: to inspect and cause the structural floor slabs, exterior walls, load-bearing interior walls, columns of the Premises and building system including the heating, ventilating, plumbing and electrical, that service the Premises and the rest of the Building including common areas (excluding all doors and interior glass, finish and coverings) to be kept in good order, repair and condition.

          DEFAULT BY LANDLORD

          LANDLORD shall in no event be in default in the performance of any obligations under this Section 4.1 unless and until LANDLORD shall have failed to respond within 7 days of any written notice from TENANT and to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after notice by TENANT to LANDLORD properly specifying wherein LANDLORD has failed to perform any such obligation, and in no event shall LANDLORD be liable to TENANT for any indirect or consequential damages.

4.2       SERVICES BY LANDLORD

          LANDLORD further covenants and agrees:

          (i) LANDLORD shall subject to all governmental orders or decrees furnish space heating and cooling (air conditioning) as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, daily from 8:00 A.M. to 6:00 P.M. (Saturday to 1:00 P.M.), Sundays and holidays excepted. Whenever machines or equipment are used in the Premises which affect the temperature otherwise maintained, LANDLORD, with TENANT'S prior approval not to be unreasonably withheld or delayed, reserves the right to install supplementary air conditioning and heating units in the Premises and the cost of such units and the installation thereof shall be paid by TENANT to LANDLORD upon demand. The cost of operating and maintaining the same shall be borne by TENANT.

          (ii) LANDLORD shall provide the cleaning services and incidental supplies set forth on Exhibit C attached hereto and made a part hereof.

          (iii) LANDLORD shall supply, for normal business office use, water for lavatory and toilet purposes in the Building toilet rooms.

          (iv) LANDLORD shall furnish non-exclusive use of fully automatic (operator less) passenger elevators for ingress to and egress from the floor or floors upon which the Premises are located. The service shall be supplied daily by passenger elevators serving such floors from 8:00 A.M. to 6:00 P.M., Saturdays, Sundays and holidays excepted. Automatic freight elevator service shall be available in common with other tenants from 8:00 A.M. to 5:00 P.M. daily, Saturdays, Sundays and holidays excepted. TENANT shall have limited non-exclusive elevator access to the Premises (i.e. controlled by Building security services) 24 hours a day 365 days a year, subject to disruptions caused by acts of God or other causes beyond LANDLORD'S control. LANDLORD reserves the right to program the elevator service in the Building to obtain in its sole discretion the most efficient and economically feasible method of bringing in and taking out all persons using the Building. TENANT agrees to cooperate in the programming of such service of those elevators serving the floor or floors on which the Premises are located.


                                    ARTICLE 5
                         ADDITIONAL COVENANTS OF TENANT

               TENANT further covenants and agrees:

5.1       USE OF PREMISES

          To use and occupy the Premises for general offices and for no other use whatsoever. TENANT shall not cause or permit any noise or sounds to emit from the Premises, into the rest of the Building, or otherwise disturb other tenants in the Building.

          It is expressly agreed that TENANT shall not use the Premises, or permit the same to be used, for any manufacturing or mechanical purposes or for the sale of food or alcoholic or non-alcoholic beverages for consumption on or off the Premises or for cooking and preparation of food even though any of such uses might, but for this provision, be regarded as incidental to the business of TENANT. TENANT may, for its own use, have microwave ovens, coffee makers, and refrigerators for storage and preparation of light meals for officers, employees and guests.

5.2       TENANT'S COVENANTS

          In connection with TENANT'S use of the Premises:

          (i) TENANT shall not conduct any auction, fire, bankruptcy, going out of business, liquidation or similar sales and TENANT shall not use any walk or passageways adjacent to Premises for business purposes.

          (ii) TENANT shall comply with all laws, orders and regulations and with the directions of any public officer authorized by law with respect to the Premises and the use and occupancy thereof and shall not suffer or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance or governmental or municipal regulation or order or which may be dangerous to life, limb or property.

          (iii) TENANT shall not erect, install or maintain any sign, lettering, placard or similar matter if all or any part of such sign, lettering, placard or similar matter is painted upon or posted or otherwise affixed to the exterior or interior of any window or door or the glass thereof or is otherwise located in such manner as to be visible from the outside of the Premises without, in each case, obtaining LANDLORD'S advanced written consent not to be unreasonably withheld. Neither LANDLORD'S name nor the word "Prudential" alone or in any combination other than "Prudential Center" shall be used by the TENANT for any purpose whatsoever. TENANT shall not use the words "Prudential Center" other than as part of the business address of TENANT and then only in such manner as will not appear to be part of TENANT'S name. TENANT shall not use the words "Prudential Center" in any manner which is undignified, confusing, detrimental or misleading in LANDLORD'S opinion and shall give no greater prominence to the words "Prudential Center" than to any other part of the business address of TENANT and shall give less prominence to the words "Prudential
          Center" than to TENANT'S name. LANDLORD shall provide TENANT, at LANDLORD'S cost and expense, with appropriate listings in the Building Directory. TENANT, at its sole cost and expense, may, with LANDLORD'S approval not to be unreasonably withheld or delayed, install signage in the lobby of the floor the Premises are on consistent with the Building signage policy.

          (iv) TENANT shall not do or permit to be done any act or thing which will invalidate or be in conflict with fire or other insurance policies covering the Building or its operation or the Premises or part of either; or do or permit to be done anything in or about the Premises or bring or keep anything therein which shall not comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters or any similar organization (and TENANT shall at all times comply with all such rules, orders, regulations and requirements); or which shall increase the rate of insurance on the Building, its appurtenances or contents, unless TENANT shall reimburse LANDLORD to the extent of such increase.

          (v) TENANT shall not install or operate any refrigerating, heating or air conditioning apparatus without the written permission of LANDLORD which permission shall not be unreasonably withheld or delayed except as specified in the Work.

          (vi) TENANT shall not place any radio or television antenna on the roof or on or in any part of the Building other than the inside of the Premises; or operate or permit to be operated any musical or sound-producing instrument or device inside or outside the Premise which may be heard outside the Premises; or operate any electrical device from which may emanate electrical waves or any other emanations which interfere with or impair radio or television or telephone broadcasting or reception from or in the Building or elsewhere in Prudential Center.

          (vii) TENANT shall not place anything or allow anything to be placed near the glass of any door, partition or window which may be unsightly from outside the Premises; or obstruct any passageway, exit, stairway, elevator, shipping platform or truck concourse. TENANT shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises directly to the loading platform designated by LANDLORD at or about the time arranged for removal therefrom. TENANT shall also keep the premises free of vermin and shall not permit any odors to emanate from the Premises. LANDLORD shall, at TENANT'S request and expense, provide vermin extermination services to the Premises.

          (viii) TENANT shall not move any safe, vault or other heavy equipment in or out of the Premises except in such a manner and at such time as LANDLORD shall in each instance authorize, not to be unreasonably withheld.

          (ix) TENANT shall not place a load upon the floor area of the Premises exceeding seventy-five (75) pounds per square foot.

          (x) TENANT shall make no material installations, alterations or additions in or to the Premises without LANDLORD'S prior written consent, not to be unreasonably withheld, and then only pursuant to plans and specifications approved by LANDLORD in advance in each instance.

          (xi) TENANT shall obey and comply with all rules and regulations promulgated by the LANDLORD pursuant to Section 10.1 hereof, so long as the same are applying in a non-discriminatory manner to all tenants in Building.

5.3       ASSIGNMENT, SUBLETTING

          TENANT shall not assign, transfer, mortgage or pledge this Lease or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises without first obtaining on each occasion the written consent of LANDLORD, which consent shall not be unreasonably withheld or delayed, or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than TENANT. Any attempted assignment, transfer, mortgage, pledge, sublease or other encumbrance made without such written consent shall be void. No assignment, transfer, mortgage, pledge, sublease or other encumbrance shall affect the continuing primary liability of TENANT and no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance.

          Notwithstanding the foregoing, TENANT may, without LANDLORD'S consent, but with written notice to LANDLORD, assign this Lease or sub-lease all or a portion of the Premises to any entity (i) controlled by TENANT, (ii) controlling TENANT and (iii) controlled by an entity controlling TENANT. Control for the purposes of the foregoing shall mean ownership directly or beneficially of greater than 50% or more of the stock or partnership interest in the entity.

5.4       EXCESS PAYMENTS

          In the event that the aggregate of all payments received by, or paid to discharge an obligation of, TENANT as a result of any assignment, subletting or permission to use or occupy the Premises, whether or not LANDLORD shall have consented hereto (it being agreed by TENANT that nothing herein contained shall in anyway affect the covenant contained herein prohibiting an assignment of subletting of the Premises without LANDLORD'S prior consent), shall exceed the aggregate of all payments less all reasonable and customary transaction costs, including but not limited to brokerage commission, legal fees, marketing materials, Tenant Improvements, Rental Holiday,


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
          payable by TENANT hereunder, then TENANT agrees to pay to LANDLORD 50% of the amount of any such excess.

5.5       REPAIRS BY TENANT

          TENANT shall, subject to the provisions Section by 4.1 and Articles 6 and 7, and subject to reasonable wear and tear and any loss or damage from a casualty, at TENANT'S own cost and expense: keep neat and clean and in good order, repair and condition the Premises, including without limitation, all glass, windows, interior walls and doors and the interior of the Premises and all air conditioning, heating, plumbing, electrical, ventilating, lighting and other mechanical equipment within and serving the Premises (other than building standard air conditioning, heating, plumbing and electrical) and all the installations made by TENANT pursuant to Article 2 or otherwise, to the extent not covered by Landlord's repair obligations and will make all alterations, improvements, replacements, repairs or renovations to the Premises required by any laws, rules, regulations or requirements of all public authorities or the fire insurance rating association having jurisdiction after the Commencement Date; make all repairs and replacements and do all other work necessary for the foregoing purposes and also make at LANDLORD'S request all repairs to and replacements of the items referred to in Section 4.1 and LANDLORD'S property outside the Premises which are necessitated solely by any negligence, fault or omission of TENANT, all of the foregoing repairs and replacements to be at least equal in condition to the original condition of the item repaired or replaced. TENANT shall use reasonable diligence to conserve steam and hot and cold water supplied by LANDLORD.

5.6       PERMITS AND WORKMANSHIP

          Except as provided in Section 2, TENANT shall pay when due the entire cost of any work in the Premises undertaken by TENANT so that the Premises shall at all times be free of liens for labor and materials; procure all necessary permits before undertaking such work; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless and indemnify LANDLORD from all claims, injury, loss or damage to any person or property occasioned by or growing out of such work. TENANT further agrees to employ for such work one or more responsible contractors whose labor will work in harmony with any other labor then working in Prudential Center and to cause such contractors employed by TENANT to carry Workmen's Compensation Insurance in accordance with statutory requirements and Comprehensive Public Liability Insurance covering such contractors on or about the Premises in such reasonable amounts as LANDLORD shall require and to submit certificates evidencing such coverage to LANDLORD prior to the commencement of such work.

5.7       LIENS

          In the event any mechanic's lien shall at any time be filed against the Premises by reason of work, labor, service or materials performed or furnished to TENANT or to anyone holding the Premises through or under TENANT, TENANT shall forthwith, after written notice, cause the same to be discharged of record. If TENANT shall fail to cause such lien forthwith to be discharged after being notified of the filing thereof, then, in addition to any other right or remedy of LANDLORD, LANDLORD may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, and the amount so paid by LANDLORD and all costs and expenses, including reasonable attorneys' fees, incurred by LANDLORD in procuring the discharge of such lien, shall be due and payable by TENANT to LANDLORD on the first day of the next following month, with interest thereon at a rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) twelve (12%) percent per year.

5.8       CONTROL OF PREMISES

          TENANT shall assume exclusive control of the Premises and all tort liabilities incident to the control or ownership thereof, and defend, save harmless and indemnify LANDLORD from all claims, damage or costs, including attorney's fees, arising on account of any injury or damage to any person or property including, without limitation, the personal property of TENANT and TENANT'S servants, employees, agents, guests, visitors and licensees, on the Premises, or otherwise resulting from the use or maintenance or occupancy by TENANT or anyone claiming under it of the Premises or of the sidewalks and ways immediately adjoining the Premises.

          TENANT further agrees that LANDLORD shall not be responsible or liable to TENANT, or to those claiming by, through or under TENANT for any loss or damage that may be occasioned by or through the acts or omissions of any person other than LANDLORD, its agents, contractors and employees including, without limitation, persons occupying premises which adjoin or are adjacent to or connect with the Premises or any part of the Building.

          All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of TENANT and of all persons claiming by, through or under TENANT which, during the continuance of this Lease or any occupancy of the Premises by TENANT or anyone claiming under TENANT, may be on the Premises or elsewhere in Prudential Center, shall be at the sole risk and hazard of TENANT, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by LANDLORD.

          Notwithstanding the foregoing provisions, LANDLORD shall in no event be indemnified or held harmless or exonerated from any liability to TENANT or to any other person, for injury, loss, damage, or liability arising from any omission, fault, negligence or other misconduct of LANDLORD within the meaning of the provisions of Massachusetts General Laws, Chapter 186, Section 15, as the same are in force at the time of delivery of this Lease.

5.9       (Intentionally left blank)



5.10      (Intentionally left blank)



5.11      TENANT'S STATEMENT

          TENANT agrees, subject to the conditions set forth below, from time to time, not more than once in twelve (12) months, upon not less than fifteen (15) days prior written request by LANDLORD, to execute, acknowledge and deliver to LANDLORD a statement in writing certifying that this lease is unmodified and in full force and effect (or, if there have been any modifications that the same is in full force and effect as modified and stating the modification), the dates to which the Operating Expenses, Rent, and any other rent and charges have been paid, the TENANT has accepted possession of the Premises, no Rent or other charges have been paid more than thirty (30) days in advance, the TENANT has no defenses, offsets or counterclaims against its obligations hereunder and whether or not the LANDLORD is in default in the performance of any of its obligations hereunder. Any such statement delivered pursuant to this Section 5.11 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgage of the Premises.

          TENANT'S obligation under this Section 5.11 shall be subject to written acknowledgement by any prospective purchaser, mortgagee or assignee of any mortgage of the Premises that TENANT'S possession of the Premises under this Lease shall not be disturbed.

5.12      SURRENDER OF PREMISES-REMOVAL OF TRADE FIXTURES

          At the expiration or earlier termination of this Lease, TENANT shall remove all installations, moveable fixtures, moveable partitions and personal property in the Premises and such installations made under
          Article 2 or otherwise as LANDLORD shall request and all its signs wherever located and shall surrender all keys to the Premises and yield up the Premises in as good, clean and safe repair, order and condition, reasonable wear and tear excepted. Any property not so removed shall be deemed abandoned and may be removed and disposed of by LANDLORD in such manner as LANDLORD shall determine and TENANT shall pay LANDLORD the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and Building. TENANT shall further indemnify LANDLORD against all loss, costs, and damage, including attorney's fees, resulting from TENANT'S failure and delay in surrendering the Premises as above provided.

5.13      PERSONAL PROPERTY TAX

          TENANT shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed, and shall pay all license and similar fees and taxes which may be imposed on the business of TENANT conducted upon the Premises.

5.14      LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

          If TENANT shall at anytime default in the performance of any obligation under this Lease, after reasonable written notice from LANDLORD, LANDLORD shall have the right, but shall not be obligated, to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by LANDLORD is made in this Lease with respect to such default. In performing such obligation, LANDLORD may make any payment of money or perform any other act. All sums so paid by LANDLORD and all necessary incidental costs and expenses in connection with the performance of any such act by LANDLORD, shall be payable to LANDLORD immediately on demand, and, if not paid within ten (10) days after demand, shall accrue interest at a rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) twelve (12%) percent. LANDLORD may exercise the foregoing rights without waiving any other of its rights or releasing TENANT from any of its obligations under this Lease.

                                    ARTICLE 6
                    DAMAGE OR DESTRUCTION BY FIRE OR CASUALTY

6.1       TOTAL OR PARTIAL DESTRUCTION BY FIRE OR OTHERWISE

          If the Building is damaged and made substantially untenantable by fire or casualty, whether or not the Premises are damaged, LANDLORD may by written notice to TENANT given within sixty (60) days after such occurrence terminate this Lease. Such termination shall be effective as of the date of such damage if the Premises have been made untenantable by said casualty, otherwise as of a date sixty (60) days following the giving of such notice of termination, subject to the option hereby given TENANT to advance said effective date of termination, such option to be exercised by written notice specifying such earlier effective date of termination.

          Unless this Lease is terminated under the foregoing provisions of this
          Section 6.1, if the Premises are made partially or wholly untenantable by fire or casualty, LANDLORD shall use reasonable dispatch to restore that part thereof originally constructed by LANDLORD or any prior owner thereof (including any work described in Article 2) to substantially the same condition of such part at the time of such damage, subject, however, to zoning laws and building codes then in force, and only to the extend of insurance proceeds recovered by LANDLORD. LANDLORD shall not be responsible for any delay in the performance of the foregoing obligation which may result from governmental regulations, inability to obtain labor or materials or any other cause beyond LANDLORD'S reasonable control. There shall be a reasonable abatement of Rent and Operating Expenses, parking charges and all other amounts payable under this Lease from the later of the time of any such damage to the Premises or the date the conduct of TENANT'S business at the Premises is substantially impaired as a result of damage to the Building (provided, in the later instance, TENANT has vacated the Premises) until completion of restoration as aforesaid by LANDLORD. LANDLORD shall endeavor to locate temporary alternate space for TENANT'S use and occupancy. Notwithstanding anything to the contrary, in this Article 6, if, within 120 days of the fire or casualty, (i) LANDLORD shall not have completed the restoration or (ii) LANDLORD shall not have sufficiently repaired the damage to the Building and the conduct of TENANT'S business continues to be substantially impaired or the Premises are not reasonably accessible, TENANT shall have the right, by notice to LANDLORD to terminate this Lease effective as of the date of the notice.

6.2       DAMAGE WITHIN LAST TWO YEARS

          Notwithstanding the foregoing provisions of Section 6.1, if any substantial damage to or destruction of the Premises (i.e. 50% or more of the Premises) shall occur within the last two (2) years of the term, and shall be of such a character that the Premises cannot reasonably be expected to be repaired and restored within one hundred twenty (120) days from such damage or destruction, then either party may elect to terminate this Lease by written notice given to the other party within thirty (30) days after such damage or destruction and in such event this Lease shall terminate as of the date of such damage or destruction.

6.3       APPORTIONMENT

          In the event of any termination under the provisions of this Article 6, Rent and other payments shall be apportioned as of the termination date.


                                    ARTICLE 7
                                 EMINENT DOMAIN

7.1       ENTIRE OR PARTIAL TAKING

          If the entire Premises, or such portion thereof as would substantially impair the conduct of TENANT'S business, shall be taken by right of eminent domain, either party may terminate this Lease by written notice given to the other party within thirty (30) days after TENANT has been deprived of possession, such termination to be effective as of the date on which TENANT has been deprived of possession. If the Building or any substantial part thereof, whether or not including the Premises, is taken by right of eminent domain, LANDLORD may terminate this Lease by written notice given to TENANT within thirty (30) days after such taking, such termination to be effective as of the date on which TENANT has been deprived of possession if TENANT has so been deprived, otherwise as of the date specified in such notice which shall be not less than fifteen (15) nor more than thirty (30) days after the giving of such notice. Should any part of the Premises be taken and this Lease is not terminated in accordance with the foregoing provisions, LANDLORD covenants and agrees promptly to restore that part of the Premises originally constructed by LANDLORD to an architectural unit as nearly like the condition of such part prior to such taking as shall be practicable, but only to the extent of the condemnation proceeds received by LANDLORD.

7.2       CONDEMNATION AWARD

          LANDLORD shall have, and hereby reserves and excepts, and TENANT hereby grants and assigns to LANDLORD, exclusive rights to recover and retain the award for any taking of or damage done to the Premises or any part thereof (including, without limitation, all such installations made by TENANT under Article 2 or otherwise except for TENANT'S trade fixtures) or the leasehold estate hereby created or to any other premises of LANDLORD over, under and in the vicinity of the Premises. TENANT shall have and LANDLORD hereby grants and assigns to TENANT exclusive rights to recover and retain any amounts which may be specifically awarded to it for any taking or damage by public authority to any of TENANT'S trade fixtures.

7.3       RENT ABATEMENT

          In the event of any such taking of the Premises, the Rent or a fair and just proportion thereof according to the nature, duration and extent of the damage sustained, shall be suspended or abated until the Premises or what may remain thereof shall be restored by LANDLORD pursuant to Article 7.1.

7.4       APPORTIONMENT

          In the event of any termination under the provision of the Article 7, rent and other payments shall be apportioned as of the termination date.

7.5       EMINENT DOMAIN DEFINED

          The term "eminent domain" shall include the exercise of any similar governmental power and any purchase or other acquisition by governmental authority in lieu of condemnation.


                                    ARTICLE 8
                                     DEFAULT

8.1       DEFAULT BY TENANT

          If at any time after the date hereof (whether the term of this Lease is then in force or has not yet begun) any of the following shall occur:

                           a. TENANT shall be in default in the performance of any of its obligations set forth in Articles 3 continuing for seven (7) days after written notice from LANDLORD (provided, however, that there shall be no grace period if TENANT has received two (2) notices of default under Article 3 in any twelve (12) month period); or TENANT shall be in default in the performance of any other obligation, warranty or agreement by TENANT set forth herein continuing for thirty (30) days after notice from LANDLORD (or if any such default is non-monetary and cannot reasonably be cured within such time period, such period shall be extended for so long as it takes to cure such default as long as TENANT has commenced curing within such time period and thereafter diligently prosecutes the curing of the defect); or

                           b. any assignment, trust or other arrangement for the benefit of creditors is made by TENANT; or

                           c. the leasehold interest hereunder is taken on execution or is subjected to any lien and such levy or lien is not removed or reasonable security for its removal is not provided, in either case within ten (10) days after such levy or lien becomes effective; or

                           d. a petition is filed by TENANT or those claiming through or under TENANT, for adjudication as a bankrupt or for reorganization or an arrangement or for any other relief under the Bankruptcy Reform Act or other federal or state insolvency laws, or, any involuntary petition under any of the provisions of said Act or laws is filed against TENANT or those claiming through or under TENANT and said involuntary petition is not dismissed within ninety (90) days of filing; or

                           e. the Premises are vacated or abandoned (whether or not keys have been returned or rent is paid); or

                           f. within a period of thirty (30) days after written notice from LANDLORD to TENANT, specifying any other default or defaults in the performance of any other obligation of TENANT, TENANT has not corrected or commenced to correct, to LANDLORD'S reasonable satisfaction, the default or defaults so specified;

          then, in any such case, LANDLORD may lawfully, immediately or at any time thereafter, and without notice, demand (subject to applicable law including any statute relating to summary process and section of the Bankruptcy Code, if applicable), either enter into and upon the Premises or any part thereof and expel TENANT and those claiming through or under TENANT and remove their goods, effects and fixtures and store them at TENANT'S expense without liability for prosecution or damage thereof or mail a notice of termination to TENANT, and upon such entry or mailing, this Lease and TENANT'S possessions and all rights relating to the Premises shall terminate, cease and be at an end, including all of TENANT'S statutory rights of redemption, said rights being hereby waived by TENANT.

          The failure of LANDLORD at any time to exercise any of its options to forfeit and terminate this Lease in case of a default shall not waive the right of forfeiture or termination of this Lease as herein provided. Any right accruing to LANDLORD hereunder to forfeit or terminate this Lease shall not be waived or defeated except by the written waiver of LANDLORD, and acceptance of rent shall not, in any event, be construed as a waiver.

8.2       LANDLORD'S REMEDIES

          In the event that this Lease is terminated under any of the provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of TENANT, TENANT covenants to pay forthwith to LANDLORD, as compensation, the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included in addition to the Rent and Operating Expenses, the value of all other considerations agreed to be paid or performed by TENANT for said residue.

          TENANT further covenants as an additional and cumulative obligation after any such ending to pay punctually to LANDLORD all the sums and perform all the obligations which TENANT covenants in this Lease to pay and perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by TENANT under the next foregoing covenant TENANT shall be credited with any amount paid to LANDLORD as compensation as in this Section 8.2 provided and also with the net proceeds of any rent obtained by LANDLORD by reletting the Premises, after deducting all LANDLORD'S expenses in connection with such reletting, including, without limitation, all repossession cost, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting.

          In lieu of any other damages or indemnity and in lieu of full recovery by LANDLORD of all sums payable under the provisions of the next preceding paragraph, LANDLORD at any time after such termination and before such full recovery by LANDLORD under the provisions of the next preceding paragraph may, by written notice to TENANT, elect to recover as liquidated damages an amount equal to the aggregate of the annual Rent and Operating Expenses accrued under Article 3 in the twelve (12) months ended next prior to such termination plus the amount of any Rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by LANDLORD under the provisions of the next preceding paragraph up to the time of payment of such liquidated damages.

                                    ARTICLE 9
                                 QUIET ENJOYMENT

          QUIET ENJOYMENT

          LANDLORD covenants that it has full authority to make this Lease for the full term thereof and that TENANT, paying the Rent reserved and performing and observing the agreements and conditions herein on its part to be performed and observed, shall and may during the term hereof peaceably and quietly have, hold and enjoy the Premises, subject, however, to all provisions of this Lease.


                                   ARTICLE 10
                        LANDLORD'S RESERVATION OF RIGHTS

10.1      RIGHTS RESERVED TO LANDLORD

          Without limitation of any of the rights LANDLORD would otherwise have and without effecting an eviction or disturbance of TENANT'S use or possession of the Premises or giving rise to any claim or set-off or abatement of rent or assuming any obligation by the reservation or exercise of any such rights, LANDLORD may exercise any and all of the following rights:

                           (i) To designate the time, manner and sources of furnishing refuse and garbage collections and further to designate the times and the routes of incoming and outgoing freight and the removal routes of all garbage and refuse.

                           (ii) To have passkeys to the Premises to be used only in the event of an emergency and TENANT cannot be located, or pursuant to Section 10.2 hereof.

                           (iii) At any time or times, upon reasonable written
                  notice, to decorate and to make, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Building or part thereof, and during such operations to take into and through the Premises or any part of the Building all materials required, and to close or temporarily suspend operation of entrances, doors, corridors, elevators and other facilities. LANDLORD may do any such work during ordinary business hours provided that if TENANT shall pay LANDLORD for overtime or premium wages and for other additional expenses incurred, such work shall be done during other hours if TENANT so requests. LANDLORD agrees that it will endeavor to carry out work under this subparagraph so as to keep to a minimum interference with TENANT'S use of the Premises.

                           (iv) To modify, alter or relocate facilities utilized in common with other tenants in the Building or Prudential Center.

                           (v) To adopt and from time to time amend rules and regulations for the protection and welfare of Prudential Center and for the maintenance of high standards of conduct, safety, care and cleanliness therein, with which TENANT agrees to comply provided they apply to a majority of the other tenants of the Prudential Center. LANDLORD shall not be responsible to TENANT for noncompliance with said rules and regulations by any other occupant of Prudential Center.

                           (vi) To install and maintain signs on the exterior of the Building which do not obstruct the windows in the Premises and to install and maintain signs in the interior of the Building outside the Premises.

                           (vii) To approve all sources from which TENANT is to obtain sign painting and lettering, ice and mineral or drinking water and vending machines.

                           (viii) To require all persons entering or leaving the
                  Building's or the banks of elevators servicing the Building between the hours of 6:00 P.M. and 7:00 A.M. on weekdays, and at all hours on Saturday, Sunday and holidays to identify themselves by signature registration and supporting evidence with the designated representative of LANDLORD if any.

10.2      ACCESS TO PREMISES BY LANDLORD

          Without limitation of any other rights which are reserved by or granted to LANDLORD in this Lease or which LANDLORD would otherwise enjoy, LANDLORD and persons authorized by it may on reasonable notice or except in an emergency and at time(s) convenient to TENANT'S business operations enter into the Premises for the purposes of (a) inspecting the same, (b) making timely repairs which LANDLORD is obligated to make under the provisions of this Lease, (c) making repairs to the Premises which TENANT is obligated to make and has failed to make within thirty (30) days after written demand by LANDLORD and performing any other duty which TENANT is obliged to perform by the provisions of this Lease and has failed to perform after like demand (the reasonable cost and expense of which repairs and performance TENANT covenants and agrees to pay upon demand of LANDLORD along with interest thereon from the date of expenditure until payment is made in full at a rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) eighteen (18%) percent), and (d) performing any acts related to the safety, protection and preservation of the Premises and the Building. LANDLORD may, during the progress of any work on or in the Premises, keep and store in the Premises all necessary materials, tools and equipment and, except in the event of LANDLORD's negligence or wilful misconduct, LANDLORD shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to TENANT by reason of the exercise of any of the aforesaid rights or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof and the obligations of TENANT under this Lease shall not thereby be affected in any manner. The foregoing right of entry does not impose, nor does LANDLORD assume (except as provided in Section 4.1) any responsibility or liability for the repair, maintenance or supervision of the Premises or of any of the fixtures or appurtenances therein contained or therewith connected or of any of TENANT'S property.

10.3      LANDLORD'S SAFETY MEASURES

          TENANT agrees without any diminution or abatement of Rent to observe and be bound by such measures as may directly or indirectly affect the Premises which LANDLORD may take, in connection with the prosecution by LANDLORD of any construction work in or adjacent to Prudential Center, for the safety of the general public, the preservation and protection of Prudential Center and any and all persons having access thereto. It is agreed, however, that pedestrian ingress and egress shall be available at all times during such construction.

10.4      HAZARDOUS SUBSTANCES

          TENANT shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of on or in the Premises by TENANT, TENANT's agents, employees or contractors, without first obtaining in each instance, LANDLORD'S written consent. TENANT may, without LANDLORD'S consent, but with written notice to LANDLORD as to amount and location, store and use (for all but minimal quantities of one gallon or less) Hazardous Substances normally used in TENANT'S business operations conducted on the Premises, as long as (a) such operations are within the scope of the uses permitted under this Lease and (b) in doing so, TENANT complies with all provisions of this
          Section 10.4. Any such use, storage, generation or disposal of Hazardous Substances shall comply with all applicable federal, state and local laws and regulations. If TENANT or TENANT'S agents, employees or contractors use, store, generate or dispose of Hazardous Substances on or in the Premises, or if the Premises become contaminated in any manner for which TENANT is legally liable, TENANT shall indemnify and hold harmless the LANDLORD from any and all claims, damages, fines, judgment, penalties, costs, liabilities or losses arising during or after the term and arising as a result of such contamination by TENANT. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if TENANT causes or permits the presence of any Hazardous Substance on the Premises and such results in contamination, TENANT shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises. Except in the case of an emergency, TENANT shall first obtain LANDLORD's approval for any such remedial action, which approval shall not be unreasonably withheld or delayed and which, in any event, shall be granted if the regulatory authorities with jurisdiction have approved the proposed remedial action. TENANT shall not have any responsibility or liability (a) for any Hazardous Substance brought upon, generated or disposed of on or from the Premises or Building by any party other than TENANT or TENANT'S agents, employees or contractors, or (b) for any Hazardous Substance on the Premises or Building on or prior to the Commencement Date of the term of this Lease.

          As used herein, "Hazardous Substance" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by a local government, the Commonwealth of Massachusetts, or the United States government. "Hazardous Substances" includes any and all materials or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substance" includes but is not restricted to asbestos, polchlorobiphenyls ("PCB's") and petroleum.

          LANDLORD has replaced the asbestos containing fireproofing originally installed in the Premises with non-asbestos containing fireproofing.

          To the best of LANDLORD'S knowledge and belief, LANDLORD represents and warrants to TENANT that (i) no investigative order, settlement, agreement, enforcement order or litigation with respect to Hazardous or Toxic Materials or Substances is proposed, threatened, anticipated or in existence with respect to the Premises or the Building; and (ii) no notice, demand, claim, citation, complaint, request for information or similar communication has been received by LANDLORD with respect to Hazardous or Toxic Materials or Substances in, on, under or at the Building, the Premises or Prudential Center.

          LANDLORD agrees, subject to the provisions of this Lease, to be responsible for the cost of removal, remediation or cure of Hazardous Substances or Toxic Materials or Substances or conditions resulting from the presence or release of the same at the Building, the Premises or Prudential Center to the extent not the responsibility of TENANT or any other person, but only to the extent, LANDLORD is required and liable under Applicable Environmental Laws.

10.5      INTERRUPTION OF SERVICE

          LANDLORD shall not be required to supply any service to the Premises except as expressly stipulated in this Lease and, except in the case of LANDLORD'S negligence or wilfull misconduct, LANDLORD shall not be liable under any circumstances for interruption of any service due to accident, to making repairs, alterations or additions, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies or to any cause beyond LANDLORD'S reasonable control.


                                   ARTICLE 11
                                    INSURANCE

11.1      INSURANCE

          TENANT hereby agrees to indemnify, defend and hold harmless LANDLORD, its subsidiaries, directors, officers, agents and employees from and against any and all damage, loss, liability or expense including but not limited to, attorneys' fees and legal costs suffered by same directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death resulting anytime therefrom, and property damage sustained by such person or persons which occurs on the Premises by the TENANT or otherwise, the acts or omissions of the TENANT, its agents, employees or any contractors brought onto the Premises by the TENANT, or the failure by TENANT to perform, fulfill or observe any obligation or liability of TENANT set forth herein, except that caused by the negligence, acts of omission of LANDLORD or its employees, agents, customers and invitees. Such loss or damage shall include, but not be limited to, any injury or damage to LANDLORD'S personnel (including death resulting anytime therefrom) or premises. TENANT agrees that the obligations assumed herein shall survive this Lease.

11.2 TENANT hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its own expense, for the protection of TENANT and LANDLORD, as their interest may appear, policies of insurance issued by a carrier or carriers licensed to do business in Massachusetts and acceptable to LANDLORD affording the following coverage:

             a)    Worker's Compensation   -     Statutory
                   Employer's Liability    -     Not less than $100,000
                   Comprehensive General   -     Not less than $1,000,000
                   Liability Insurance           Combined Single Limit
                   including Blanket,            for both bodily injury
                   Contractual Liability,        and property damage
                   Broad Form Property

11.3 LANDLORD shall insure the Building, including all Leasehold improvements installed pursuant to Article 2 for its full insurable replacement cost value and shall maintain Commercial General Liability Insurance in an amount that is commercially reasonable and at least equal to that other owners of high-rise office buildings of comparable quality in Boston maintain.

11.4 The TENANT shall deliver to LANDLORD at least thirty (30) days prior to the time such insurance is first required to be carried by TENANT, Certificates of Insurance evidencing the above coverage. Such Certificates, with the exception of Worker's Compensation, shall name LANDLORD, its subsidiaries, directors, agents and employees, and LANDLORD'S property manager (Premisys Real Estate Services, Inc.), as additional insureds and shall expressly provide that the interest of same therein shall not be affected by any breach by TENANT of any policy provision for which such Certificates evidence coverage. All Certificates shall provide that no less than thirty (30) days prior written notice shall be given LANDLORD in the event of material alteration to or cancellation of the coverages evidenced by such Certificates.

11.5 Upon demand, TENANT shall provide LANDLORD, at TENANT'S expense with such increased amount of insurance coverage, as LANDLORD may require of all other tenants in the Building. Any increase requested by LANDLORD in the amount of TENANT'S insurance shall not exceed the amounts and types of coverages required by Landlords in other first-class high-rise buildings in Boston for similar risks.

11.6 If, on account of the failure of TENANT to comply with the foregoing provisions, LANDLORD is adjudged a co-insurer by its insurance carrier, then any loss or damage LANDLORD shall sustain by reason thereof shall be borne by TENANT and shall be immediately paid by TENANT upon receipt of a bill thereof and evidence of such loss.

11.7 LANDLORD makes no representation that the limits of liability specified to be carried by TENANT under the terms of this Lease are adequate to protect TENANT against TENANT'S undertaking under this Article.


                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

12.1      WAIVER OF SUBROGATION

          The parties agree that all insurance carried by either party with respect to the Premises, whether or not required by this Lease, if either party so requests and it can be so written, and if it does not result in additional premium or if the requesting party agrees to pay any additional premium, shall include provisions which either designate the requesting party as one of the insureds or deny to the insurer acquisition by subrogation of rights of recovery against the requesting party to the extent such rights have been waived by the insured party prior to the occurrence of loss or injury. The requesting party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives any rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing provisions denying to the insurer acquisition by subrogation of rights of recovery, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. TENANT shall not acquire as insured under any fire or extended coverage insurance on the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse any checks or other instruments in payment of loss in which TENANT is named as payee.

12.2      SUBORDINATION

          This Lease shall at the election of LANDLORD be subject and subordinate to all mortgages which may now or hereafter affect the real estate of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. LANDLORD shall obtain a subordination agreement from any holder of any such mortgage which shall bind and benefit the respective parties and their successors and provide in substance that (i) such holder shall not disturb the possession and other rights of TENANT under this Lease and shall acknowledge that the Lease is enforceable, so long as this Lease remains in full force and effect, (ii) in the event of acquisition of title by such holder, through foreclosure proceedings or otherwise, such holder shall accept TENANT as TENANT of the Premises under the terms and conditions of this Lease and shall perform the obligations of LANDLORD hereunder

          (but only such as accrue while such holder is owner of the Premises), and (iii) TENANT shall recognize such holder or any other person acquiring title to the Premises as LANDLORD. LANDLORD and TENANT agree to execute and deliver any appropriate instruments necessary to carry out the foregoing provisions of this Section 12.2. Any such mortgage to which this Lease shall be subordinate may contain such other terms, provisions and conditions as are usual or customary.

12.3      LANDLORD'S REMEDIES CUMULATIVE

          The specific remedies to which LANDLORD may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which LANDLORD may be lawfully entitled in case of any breach or threatened breach by TENANT of any provision of this Lease. The failure of LANDLORD to insist in any one or more cases upon the strict performance of any of the provisions of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such provision or option. Consent, approval or permission by LANDLORD in any instance where required shall not waive or render unnecessary like consent, approval or permission in any subsequent instance. A receipt of rent by LANDLORD or the holder of any mortgage upon the Premises with knowledge of the breach of any obligation of TENANT under this Lease shall not be deemed a waiver of such breach except as to the payment of such rent.

12.4      PARTIAL INVALIDITY

          If any of the terms, provisions or conditions of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such term, provision or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each of the other terms, provisions and conditions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

12.5      SUCCESSORS AND ASSIGNS

          Unless repugnant to the context, the words "LANDLORD" and "TENANT" shall be construed to mean the original parties and their respective successors and assigns and those claiming through or under them respectively. The agreements and conditions contained in this Lease to be performed and observed on the part of TENANT shall be binding upon TENANT and its successors and assigns and shall inure to the benefit of LANDLORD and its successors and assigns, and the agreements and conditions contained in this Lease to be performed and observed on the part of LANDLORD shall be binding upon LANDLORD and its successors and assigns and shall inure to the benefit of TENANT and its permitted successors and assigns. TENANT agrees that at all times on and after the Commencement Date of this Lease the sole liability for performance of all obligations of LANDLORD hereunder shall be that of the owner from time to time of the Premises and that such liability with respect to each owner shall exist only for breaches of such obligations as are committed during the period of its ownership. To the fullest extent permitted by law, TENANT further agrees that LANDLORD'S liability for any negligence, claims, causes of action, damages arising hereunder shall be limited to the value of LANDLORD'S interest in Prudential Center and no other assets of LANDLORD. The term "owner" shall not include the holder of any mortgage prior to the taking of possession by such holder for the purpose of foreclosure of its mortgage.

          Except as otherwise specifically provided by statute, no recourse shall be made on any of TENANT obligations under this Lease or for any claim based thereon or otherwise in respect thereof against any incorporator of TENANT, subscriber to TENANT'S capital stock, shareholder, employee, agent, officer or director, past, present or future, of any corporation or counsel, which shall be TENANT hereunder of included in the term "TENANT" or any successor of any such corporation, partnership or association, or against any principal, disclosed or undisclosed, of any such corporation, or against any principal, disclosed or undisclosed, of any affiliate of any party which shall be TENANT or included in the term "TENANT" whether directly or indirectly or through TENANT or through any receiver, assignee, agent, trustee in bankruptcy or through any receiver, assignee, agent, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise.

12.6      ARTICLE HEADINGS AND MARGINAL NOTES

          The headings of Articles and marginal notes are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect it.

12.7      NOTICES

          Every notice and demand required or permitted to be given under this Lease shall be in writing and deemed to have been duly given when mailed by certified mail, addressed in the case of notice to or demand upon LANDLORD to it at Prudential Tower, Boston, MA 02199, attention Boston Realty Group Office with a copy to Premisys Real Estate Services, Inc., Suite 450, Prudential Center, Boston, MA 02199 and in the case of notice to or demand upon TENANT to it at the Premises with a copy to Michael

          Tarnow, CEO, or to such other address as the party may upon notice to the other request.

12.8      WRITTEN APPROVALS

          Except as provided in Section 5.3, all approvals required of LANDLORD and TENANT under this Lease shall be in writing and shall not be unreasonably withheld or delayed.

12.9      BROKER'S COMMISSION

          TENANT and LANDLORD represent and warrant to each other that they have not directly or indirectly dealt, with respect to the leasing of space in Prudential Center, with any broker other than R. M. Bradley & Co., Inc. and McCall & Almy, Inc. and covenant and agree to defend, save harmless and indemnify each other against any claims for a commission arising out of the execution and delivery of this Lease or out of any negotiations between LANDLORD and TENANT with respect to the leasing of space within Prudential Center, except that TENANT'S indemnification shall not apply to any claims by R. M. Bradley & Co., Inc. and McCall & Almy, Inc., it being understood that LANDLORD shall pay any commissions due such brokers. The indemnification provided in this section shall apply to claims arising out of the acts of the indemnifying party.

12.10     ENTIRE AGREEMENT

          This instrument contains all the agreements made between the parties hereto and may not be modified in any other manner than by instrument in writing executed by the parties or their respective successors in interest.

12.11     SUBMISSION OF LEASE-NO OPTION

          The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer of lease.

12.12     MASSACHUSETTS LAW GOVERNS

          This lease shall be construed in accordance with and governed by the Laws of the Commonwealth of Massachusetts.

12.13     TENANT'S PARKING RIGHTS

          TENANT may, provided it is not in default hereunder beyond any applicable grace/cure period, contract with the Prudential Center garage operator for up to ten (10) monthly unassigned parking spaces in the Prudential Center at such rates as may be charged for unassigned monthly parking spaces from time to time during the term hereof. The rate for such spaces as of January 1, 1997 shall be $270 per month. In addition, LANDLORD and TENANT shall enter into a parking license agreement to provide TENANT with an additional ten (10) parking spaces in the Prudential Center through June 30, 2001 or at such later date LANDLORD requires such spaces for an office building to be constructed.

12.14     TENANT'S EXTENSION RIGHTS

          If TENANT is not then in default of its obligations hereunder beyond any applicable grace or cure periods, or if in default, is diligently pursuing the cure of such default TENANT may by giving LANDLORD twelve
          (12) months advance written notice to LANDLORD, extend the term of this Lease Agreement for one (1) additional period of five (5) years (Extended Term) on all terms and conditions hereof, except that the rent shall be 95% of the then current fair market rent, including without limitation then current renewal rates for comparable space discounts and common allowances. In the event LANDLORD and TENANT cannot agree within six (6) months prior to commencement of the Extended Term as to the amount of rent to be paid, the LANDLORD shall provide TENANT, within fifteen (15) days of the end of such six (6) month period, a written statement setting forth LANDLORD'S position as to the amount of rent for the ensuing period and containing the name of a qualified Broker nominated by LANDLORD to determine the rent. TENANT may, within fifteen (15) days of receipt of LANDLORD'S statement, submit to LANDLORD and the qualified Broker nominated by LANDLORD a written response setting forth TENANT'S position as to the rent to be charged and, if TENANT elects to, the name of a qualified Broker nominated by TENANT, the two qualified Brokers so nominated shall determine the rent within thirty (30) days of the nomination of the second qualified Broker. In the event the two Brokers so named cannot agree upon the rent to be charged within the thirty (30) days period, they shall jointly promptly select a third qualified Broker who shall with the other two qualified Brokers determine the rent within twenty (20) days of the third Broker being named. A decision of any two of the three qualified Brokers so named shall be binding upon the parties. The cost of the two or three qualified Brokers shall be shared equally between LANDLORD and TENANT.

          Qualified Brokers for the purpose of this Section shall mean a licensed Massachusetts Real Estate Broker with at least seven (7) years experience in commercial brokerage in the downtown Boston and Back Bay markets who has been a broker in leases totaling at least 15,000 RSF in Downtown and Back Bay within two years prior to appointment.

          In the event either TENANT or LANDLORD does not nominate a qualified Broker, the rent shall be determined solely by the other's qualified Broker and the costs of such qualified Broker shall be borne by the party who appointed the qualified Broker.

          During the Extended Term, until determination of the amount of rent, TENANT shall pay rent at the rate including escalations as at end of the then current term subject to adjustment after determination of rent.

12.15 EXHIBITS

          Exhibits A, A-1, B, C, and F are hereby incorporated herein and made a part hereof.

          IN WITNESS WHEREOF, LANDLORD and TENANT have caused this Lease to be executed by their duly authorized officers and their respective seals to be hereto affixed, the day and year first above written.


                                    LANDLORD:
                                    THE PRUDENTIAL INSURANCE
                                    COMPANY OF AMERICA


                                    By:/s/ David Raszmann
                                       -------------------------------------
                                       Vice President


                                    TENANT:
                                    CREATIVE BIOMOLECULES, INC.


                                    By:/s/ Wayne E. Mayhew III
                                       -------------------------------------
                                       Vice President

                                  EXHIBIT A
                       24th FLOOR 101 HUNTINGTON AVENUE
                                 (floor plan)

                                 EXHIBIT A-1
                        PRUDENTIAL CENTER, BOSTON, MA
                                    (plan)

                                    EXHIBIT B
                       ATTACHED TO AND MADE PART OF LEASE
                    DATED JUNE 16,1997 BETWEEN THE PRUDENTIAL
                   INSURANCE COMPANY OF AMERICA, LANDLORD AND
                           CREATIVE BIOMOLECULES, INC.

                         DESCRIPTION OF SHELL CONDITION

          The Premises shall be deemed completed "in shell condition" upon LANDLORD'S furnishing and installing the following:

          WINDOWS: Multi and Full Floor Tenant -- Delivered with building standard venetian blinds and solar reflective film. Building standard blinds are levelor energy conservation reflective type.

          FLOORS: Multi and Full Floor Tenant -- Delivered in rough condition, ready to accept leveling and fill where appropriate. The floors are cellular type with concrete composite fill on a metal decking. Electrical and telephone closets delivered with rough concrete floor.

          COLUMNS: Multi and Full Floor Tenant -- Delivered with unpainted concrete or hard surface fireproofing on interior columns. The exterior columns shall be delivered ready to accept finishes.

          ELEVATOR LOBBIES: Full Floor Tenant -- Passenger and Service Elevator Lobbies - Delivered in rough concrete floor and walls ready for construction. Multi Tenant Floor-Delivered in finished condition.

          HVAC INTERIOR SYSTEMS: Multi and Full Floor Tenant -- Delivered with VAV boxes (one per 5,000 sq. ft. approximate) per floor for tenant use. LANDLORD shall provide the main duct take-offs with fire dampers. Tenant work to include all duct work "downstream" of the fire damper.

          HVAC PERIMETER SYSTEM: Multi and Full Floor Tenant -- Existing perimeter HVAC induction system shall be maintained. The existing thermostats shall be maintained. Perimeter induction units shall be delivered with covers ready to accept paint.

          CEILING: Multi and Full Floor Tenant -- Delivered unfinished with exposed nonasbestos containing fireproofing on structural steel and deck of floor above.

          CODE: Multi and Full Floor Tenant -- All building core space will be delivered in compliance with code including, but not limited to A.D.A. and Mass. Architectural Access Board (MABB).

          ELECTRIC: Multi and Full Floor Tenant -- Premises to be delivered with primary service utility lines. Electric feeds to be delivered with floor disconnect switch in place. Tenant to be responsible for all electric wiring "downstream" of the floor disconnect switch. All primary feeds and switches to be sized for a maximum power load of 5 Watts/USF of floor space.

          LIFE SAFETY: Multi and Full Floor Tenant -- Premises to include at LANDLORD'S expense, sprinklers and life safety systems to comply with building standard systems. In lieu of the above, Tenant may elect to have LANDLORD provide a monetary allowance of $1.00/New York USF to be used by the Tenant to install the Life Safety System.

          TOILET ROOMS: Multi and Full Floor Tenant -- Delivered with a ceramic tile floor and walls with a suspended acoustical tile ceiling and plumbing fixtures installed and in operating condition. Toilet rooms will be delivered in compliance with current A.D.A. and MABB requirements.

          JANITOR'S CLOSET: Multi and Full Floor Tenant -- Delivered with tiled floor and utility sink in operating order.

                                    EXHIBIT C
                       ATTACHED TO AND MADE PART OF LEASE
                   DATED JUNE 16, 1997 BETWEEN THE PRUDENTIAL
                   INSURANCE COMPANY OF AMERICA, LANDLORD, AND
                           CREATIVE BIOMOLECULES, INC.


LANDLORD shall furnish at LANDLORD'S own expense the following services:

(1)       Daily Services (Monday through Friday, holidays excepted):

          a.      Empty wastebaskets and ashtrays in office areas;

          b.      Damp sweep entire tile floor area or vacuum carpet;

          c. Clean toilet rooms, fixtures, mirrors and mop toilet room floors, and furnish paper products and soap.

(2)       Weekly Services

          Dust office area including furniture, tops of files and windowsills.

(3)       Services Every Month

          Spot wash finger markings from door frames and light switch plates.

(4)       Other Periodic Services

          a. Wash all exterior windows every two months unless weather does not permit the safe use of LANDLORD'S exterior window washing equipment;

          b. Tile floors (other than ceramic tile) will be cleaned of wax and rewaxed three (3) times per year; and

          c.      Clean fluorescent fixtures once a year.

                                    EXHIBIT F

                 TENANT'S SHARE OF INCREASED OPERATING EXPENSES
                              101 HUNTINGTON AVENUE
                      ATTACHED TO AND MADE A PART OF LEASE
                   DATED JUNE 16, 1997 BETWEEN THE PRUDENTIAL
                     INSURANCE COMPANY OF AMERICA, LANDLORD
                     AND CREATIVE BIOMOLECULES, INC., TENANT


I.        DEFINITIONS

          TENANT shall reimburse LANDLORD for TENANT'S proportionate share ("Tenant's Share") of increased "Operating Expenses" (as herein defined) in excess of Base Operating Expenses as follows:

          A. "Tenant's Share" of the amount of Operating Expenses in excess of Base Operating Expenses equals 1.65%.

                8,665 R.S.F. (PREMISES NET RENTABLE AREA)
              523,807 s.f. (Building Net Rentable Area)


          B. Base Operating Expenses equal calendar year 1997 Actual Operating Expenses

          C. "Operating Expenses" shall mean any and all costs and expenses adjusted for 100% occupancy [except those listed in subparagraphs (a) through (e) below] actually paid or incurred by LANDLORD in connection with the ownership, management, operating, servicing, and maintenance of the Building, its utility services from the property line to the Building including, without limitation, the cost and expense of the following: salaries, wages, medical, surgical and general welfare and other so-called "fringe" benefits (including group insurance and retirement benefits) for employees of LANDLORD or any contractor of LANDLORD engaged in the cleaning, operation, maintenance or management of the Building, and payroll taxes, and worker's compensation insurance premiums relating thereto as it relates to the Building, gas, steam, fuel oil, water, sewer rental, electricity (exclusive of TENANT'S
              Electrical Usage), utility taxes, rubbish removal, fire, casualty, liability, rent and other insurance carried by LANDLORD, repairs, repainting, replacement, building supplies, uniforms, and cleaning thereof, window cleaning, service contracts with independent contractors for any of the foregoing (including, but not limited to elevator and air conditioning maintenance), management fees at market rates based on management fees for similar office buildings in Boston (whether or not paid to any person, firm or corporation having an interest in or under common ownership with LANDLORD or any of the persons, firms or corporations comprising LANDLORD), legal fees and expenses incurred in connection with any application or proceeding brought for reduction of the assessed valuation of the Building or any part thereof, but only if brought to have the effect of reducing TENANT'S cost, auditing fees and all other costs and expenses actually incurred in connection with the operation, maintenance and management of the Building and an allocated share of the "Center's Common Area Expenses" (as herein defined). Included in the foregoing will be the cost or portion thereof properly allocatable to the property (amortized over such reasonable period as LANDLORD shall determine together with the interest on the unamortized balance as the greater of 10% or the six month Treasury Bill rate for the date upon which funds for the project are committed) of any capital improvements made to the Building by the LANDLORD which result in appropriate reduction of Operating Expenses or made to the Building by the LANDLORD after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building on the date of this Lease. Operating Expenses shall be computed on an accrual basis and shall be determined in reasonable detail in accordance with generally accepted accounting principles consistently applied. They may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto. The following shall be excluded in calculating Operating Expenses:

                           (a) Depreciation or capital expenditures on the
                  Building or any part thereof, except as included above;

                           (b) Expenses incurred directly in leasing or in
                  procuring any tenants, including advertising, promotion, public relations, sales, brokers' commissions, and expenses for tenant alterations or renovating space for new tenants;

                           (c) Amortization and interest on indebtedness;

                           (d) Real estate taxes or payments in lieu of real
                  estate taxes except as provided for in Section 3.4 hereof;

                           (e) The net amount of any insurance proceeds,
                  reimbursements, discounts or allowances received by LANDLORD in connection with those "Operating Expenses" which are included.

                           (f) Also excluded are the following:

                                    (i) cost of repairs or replacements
                    incurred by reason of fire or other casualty or by the exercise or the right of eminent domain;

                                    (ii) advertising and promotional
                    expenditures;

                                    (iii) legal fees incurred in disputes with
                    tenants, matters in connection with any underlying lease including, but not limited to, the conveyance or financing or refinancing thereof, negotiation of leases with prospective or current tenants, financing or refinancing of mortgages, disputes with mortgagees not caused by TENANT and other legal and auditing fees, other than legal and auditing fees reasonable incurred in connection with the preparation of statements required pursuant to additional rent or rental escalation provisions;

                                    (iv) costs incurred in performing work or
                    furnishing services to or for individual tenants (including TENANT) other than work or services of a kind and scope which LANDLORD would be obligated to furnish TENANT without charge if such work were required in the Demised Premises pursuant to applicable law or codes as required by the governmental authority having jurisdiction;

                                    (v) the cost incurred by LANDLORD in
                    performing work or furnishing any services to or for a tenant of space in the building (including TENANT) for which a separate charge is made, including without limitation, the supply of overtime air-conditioning, ventilation and heating at LANDLORD'S cost and expense, regardless of the amount billed or received by LANDLORD for performing such work or furnishing such service;

                                    (vi) franchise and income taxes of LANDLORD;

                                    (vii) real estate taxes on land and/or
                    Building to the extent included in this Lease;

                                    (viii) the costs of providing overtime heat
                    and air-conditioning to tenants of the Building to the extent that the same are payable by the tenants for whom such services are provided;

                                    (ix) rent under ground leases (if any)

                                    (x) all costs incurred in connection with or
                  directly related to the original construction of the Building (as distinguished from operating expenses and the repair, maintenance and operations thereof);

                                    (xi) financing and refinancing costs,
                  interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases;

                                    (xii) a bad debt loss, rent loss or any
                  reserves;

                                    (xiii) all interest or penalties incurred as
                  a result of LANDLORD'S failure to pay any costs or taxes as the same shall become due provided such failure shall not have been caused by TENANT;

                                    (xiv) any and all costs associated with the
                  operation of the business of the entity which constitutes LANDLORD; excluded items shall specifically include, but shall not be limited to, formation of the entity, costs of defending any lawsuits with any mortgagee (except as the actions of TENANT may be in issue), costs of selling, syndication, financing, mortgaging or hypothecating any of the LANDLORD'S interest in the Building, costs of any disputes between LANDLORD and its employees (if any) not engaged in the operation of the Building, disputes between LANDLORD and managers of the Building;

                                    (xv) (i) costs of printing and decorating
                  for any tenant's space; (ii) the cost of providing overtime heat and air-conditioning to tenants of the Building to the extent that the same are payable by the tenants for whom such services are provided; and (iii) rent under ground leases (if any);

                                    (xvi) amounts for which LANDLORD has been
                  reimbursed by insurance proceeds;

                                    (xvii) costs incurred in renovating or
                  otherwise improving or decorating or redecorating space for tenants or other occupants in the Building or vacant space in the Building or costs related thereto;

                                    (xviii) LANDLORD'S costs of electricity,
                  incremental air-conditioning and other services sold to tenants for which LANDLORD is entitled to be reimbursed by tenants (whether or not actually collected by LANDLORD) as a separate additional charge or rental;

                                    (xix) any cost or expense incurred as a
                  result of painting, decorating, carpet shampooing, drapery cleaning and wall washing within the rentable areas of the Building for a specific tenant as opposed to that performed for all tenants or common areas.

              D. "Center's Common Area Expenses" is defined as those costs and expenses incurred for the open areas, public areas and amenities within the Prudential Center which become a cost center to receive expenses reasonably deemed by the LANDLORD to be chargeable thereto which are accumulated and prorated against the income-generating elements of the Center by a formula predicated on a rentable area basis consistently applied annually. (The portion chargeable during 1997 to the Building is 14.3%, subject to change as rentable areas may change.)

              E. "Calendar Year" is defined as any consecutive twelve (12) month period commencing January lst, provided that LANDLORD, upon written notice to TENANT, may change from time to time to any other consecutive 12-month period, and in that event Tenant's Share of Operating Expenses shall be adjusted pro rata.

    II.       PAYMENT OF TENANT'S SHARE

              A. LANDLORD shall on or after January 1 in each year give to TENANT a statement of Tenant's Estimated Share of Operating Expenses (Estimate) for the current calendar year. Tenant's Estimated Share of Operating Expenses shall be the product of Tenant's Share times the amount by which LANDLORD'S Estimate of Operating Expenses for the Calendar Year exceed Base Operating Expenses. TENANT shall reimburse LANDLORD monthly with each rent payment an amount equal to 1/12th of Tenant's Estimated Share of Operating Expenses. LANDLORD reserves the right during any year to adjust Tenant's Estimated Share of Operating Expenses in any year to reflect increases of 5% or more by which actual Operating Expenses are exceeding Estimated Operating Expenses.

              B. LANDLORD shall on or before May 1, in each calendar year provide a Statement of Operating Expenses (Statement) for the prior calendar year prepared by an independent Certified Public Accountant which shall show in reasonable detail all items of Operating Expense for the prior year and Tenant's Share of such Operating Expenses with the amount of any difference due to

                  LANDLORD or TENANT between Tenant's Estimated Share of Operating Expenses and Tenant's Share of Operating Expense for such year. The amount of any difference due TENANT shall accompany the Statement when delivered to TENANT. TENANT shall reimburse LANDLORD the amount of any difference due LANDLORD within thirty (30) days of receipt of LANDLORD'S Statement.

              C. If any part of the original lease term or any extended lease term is less than a calendar year, the TENANT shall reimburse LANDLORD for Tenant's Share of Operating Expenses due in accordance with this Section II hereof as the number of days of the term or extended term contained in a calendar year bears to 365 days.

              D. Upon expiration or termination of the Lease or extensions thereof, all reimbursements due under this Exhibit shall become due coincident with rent payments due LANDLORD for the last month of the lease term or any extended term thereof.

              E. LANDLORD shall notify TENANT of any adjustment of Tenant's Share upon expiration or termination of Lease which shall be an estimate, computed by LANDLORD based upon the most recent figures available to and prepared by LANDLORD. LANDLORD shall notify TENANT after the end of the calendar year of any overpayment or underpayment resulting from such calculation of the Tenant's Share of Operating Expenses and TENANT and LANDLORD shall within thirty (30) days of receipt of said notice make appropriate payment to adjust overpayment or underpayment previously made.

              F. TENANT'S obligation to reimburse LANDLORD for Tenant's Share of Operating Expenses under this Exhibit and LANDLORD'S and TENANT'S obligation to make adjustments referred to above shall survive expiration or termination of this Lease.


    III.      AVAILABILITY OF RECORDS

              A. Within thirty (30) days after receipt by TENANT of LANDLORD'S Statement of Operating Expenses, TENANT may notify LANDLORD in writing of any cost items for which TENANT requests to see supporting data. Promptly upon receipt of such notice, LANDLORD will make available to TENANT or its agents for examination, at such place in Metropolitan Boston as LANDLORD may reasonably designate, at TENANT'S expense, such appropriate accounting books and records of LANDLORD as shall relate to the items so designated by TENANT. TENANT shall cause all information so obtained to be held in strict confidence. Notwithstanding the giving of said notice, TENANT shall make payment of all amounts indicated in LANDLORD'S Estimate or Statement within thirty (30) days of said notice.

                  At any time within sixty (60) days after LANDLORD'S accounting books and records relating to the designated cost items shall have been made available to TENANT as aforesaid, TENANT may dispute in writing any specific, significant (i.e., having an effect of an increase of over 5%) item or items included by LANDLORD. If such dispute is not amicably settled between LANDLORD and TENANT within thirty (30) days after TENANT'S notice thereof, either party may during the next succeeding thirty (30) days (upon written notice to the other party accompanied by a copy of its letter of submission setting forth the items of dispute) refer such disputed item or items to an independent, nationally-recognized Certified Public Accounting firm (to be selected by LANDLORD and to be other than the firm that issued the certification of Estimate or Statement) for decision and the decision of such accounting firm shall be conclusive and binding upon LANDLORD and TENANT. The expenses involved in such determination shall be borne by the party against whom a decision is rendered by said accounting firm provided that if more than one item is disputed and a decision shall be rendered against each party in respect to any item or number of items so disputed, then the expenses shall be apportioned according to the amounts decided against each party. Within thirty (30) days after the rendering of such decision, LANDLORD shall make any adjustments required thereby to the Estimate or Statement.